EXHIBIT 99.1

Mawson Infrastructure Group Inc. Reports Q3 2023 Financial Results

Selected Unaudited Financial Highlights for Q3 FY 2023

Self-mined Bitcoin revenue and Bitcoin mined increased 41% and 35% Q/Q, respectively, to $6.9 Million and 246 BTC

Total Quarterly Revenue increased to $11.3 Million

SG&A Expenses Decreased 42% Q/Q

PITTSBURGH, Nov. 13, 2023 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson”, Company), a digital infrastructure company, today announced its unaudited financial results and highlights for the third quarter ending September 30, 2023.

Rahul Mewawalla, CEO and President of Mawson, said, “We are delighted to deliver a second successful consecutive quarter of significant double-digit sequential revenue growth for our self-mining business as we continued to execute our new operating excellence model combined with our business, technology, and financial optimization efforts. We are also pleased to see the impact of our driving operational efficiencies and our cost-optimization activities, which have contributed to improved operating leverage and lower SG&A expenses for our businesses. Across all our 3 businesses, self-mining, co-location services, and energy management, we are focused on enhancing value for all our stakeholders.”

Q3 2023 Financial and Recent Business Highlights

  Total Revenue increased 7% Q/Q to $11.3 million
  Self-Mined BTC revenue increased 41% Q/Q to $6.9 million
  SG&A expense declined 42% Q/Q and 27% Y/Y to $3.7 million
  Ramped up self-mining at Bellefonte site to 8.8 MW and 2,545 miners hashing
  Total self-miners hashing increased to approximately 16,730 across sites
  109 MW power capacity able to support approximately 35,480 miners or 3.7 EH/s1
  Announced signing of a new co-location customer for approximately 50MW in October 2023, with approximately 15,876 Bitmain Antminer S19 XP miners
  Announced appointment of a new Board member, former United States Congressman from Pennsylvania

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1 Includes approximately 1.3 EH/s from self-mining platform and approximately 2.4 EH/s from co-location platform.

BTC Hosting and Co-location Services Update

Mawson announced on October 19, 2023 that the Company had signed an agreement to provide a new customer, a wholly owned subsidiary of Consensus Technology Group, with co-location services for approximately 15,876 Bitmain Antminer S19 XP miners or approximately 50 MW at Mawson’s Midland, Pennsylvania facilities. The co-location customer agreement has Mawson providing co-location services to the customer for 12 months and the parties can extend further upon mutual agreement. Mawson received initial shipments of these Bitmain Antminer S19 XP miners and commenced installing miners towards the end of October and is continuing its deployments into the month of November 2023.

Conferences and Events Update

Mawson has planned for its CEO and President, Rahul Mewawalla to join the following upcoming conferences and events. Please contact IR@Mawsoninc.com for further information.

  North American Blockchain Summit in Fort Worth, Texas in November 2023
  Europe Blockchain Next Block Expo in Berlin, Germany in December 2023
  Annual Needham Growth Conference in New York City, New York in January 2024
  Quantum Conference in Miami, Florida in January 2024

Third Quarter 2023 GAAP Financial Results

Revenue for the third quarter 2023, ended September 30, 2023, increased 7% sequentially to $11.3 million. The increase was the result of the successful increase in Mawson’s self-mining business across its Pennsylvania sites. Over the same quarter last year, revenue decreased 60% driven by the Company’s sale of its Georgia facility in October 2022.

Cost of revenue in the third quarter of 2023 decreased 58% compared to the same period in the prior year and increased 10% sequentially to $7.7 million, from $7.0 million. Higher energy costs associated with the increased load of self-mining capacity across the Pennsylvania sites, were offset by lower energy usage from the reduction in co-location operations part way through the quarter. Year on year lower energy and associated costs from the sale of the Georgia facility led to the comparative reductions, respectively. Gross profit increased 3% sequentially to $3.6 million driven by combination of operational improvements, lower power costs, improved BTC market metrics, and decreased 64% from $10.1 million from the same quarter last year driven by the reduction in self-mining and co-location operations associated with the sale of the Company’s Georgia facility.

SG&A expense for the third quarter of 2023 decreased 42% sequentially to $3.7 million from $6.3 million due to the initial results of the Company’s operational efficiencies and our cost-optimization activities implemented by new management over recent months and decreased from $5.0 million compared to the same quarter last year.

In the third quarter of 2023, Mawson incurred a net loss of $16.2 million compared to $17.7 million in the prior quarter and $8.2 million for the same quarter last year, with an adjusted EBITDA of a net loss of $0.04 million in the third quarter of 2023 compared to a net loss of $0.18 million in the prior quarter.

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure company. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson aligns digital infrastructure, sustainable energy, and next-generation fixed and mobile data center solutions, enabling efficient Bitcoin production and on-demand deployment of digital infrastructure assets. Mawson Infrastructure Group is emerging as a global leader in ESG focused digital infrastructure and Bitcoin mining.

For more information, visit: https://mawsoninc.com/

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 23, 2023, and Mawson’s Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2023, August 21, 2023, November 13, 2023 and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Sandy Harrison
Chief Financial Officer
IR@mawsoninc.com